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                              CONSULTING AGREEMENT

         This consulting agreement (the "Consulting Agreement") made as of the 9th day of January 2003, by and between PARRISH BRIAN PARTNERS, INC. with an office at 75 Oak Street, Suite 202, Norwood, New Jersey 07648 ("PARTNERS") and GOLD BOND RESOUCRES, INC., 10701 Corporate Drive, Suite 293, Stafford, Texas 77477 ("GOBM").

         WHEREAS, GOBM, is an energy technology company and through its wholly owned subsidiary, ENERTECK CHEMICAL CORPORATION ("ENERTECK") has commercialized a diesel fuel specific combustion catalyst; and

         WHEREAS, GOBM is a publicly traded entity under the rules of the NATIONAL ASSOCIATION OF SECURITIES DEALERS and trades on the OTC ELECTRONIC BULLETIN BOARD; and

         WHEREAS, GOBM requires certain financial and business development services; and

         WHEREAS, PARTNERS is engaged in the business of providing consulting and business development services and is desirous of performing such services for GOBM; and

         WHEREAS, GOBM and PARTNERS desire to memorialize their relationship in a written document; and

         WHEREAS, the execution of this Agreement has been approved by the Board of Directors of GOBM.

         NOW THEREFORE IN CONSIDERATION OF THE MUTUAL COVENANTS HEREINAFTER STATED, INTENDED TO BE LEGALLY BOUND, THE PARTIES HAVE AGREED AS FOLLOWS:

         1.  APPOINTMENT

         GOBM hereby appoints PARTNERS as its non-exclusive consultant and business development representative and hereby retains PARTNERS and PARTNERS accepts such appointment and agrees to perform the services specified in a competent, professional, and faithful manner upon the terms and conditions hereinafter set forth.

         2.  TERM

         The term of this Agreement shall commence upon the date hereof and continue for five (5) years thereafter, subject to the right of either party hereto to terminate this Agreement for any reason upon thirty (30) days written notice to the other party.

         3. SERVICES

         (a) PARTNERS shall assist in establishing and advising GOBM with respect to general business planning, development and implementation of such plans and strategies including the development and expansion of GOBM's present business and new business ventures;


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         (b) PARTNERS shall assist GOBM in analyzing present corporate financial needs and possible future financing and advise GOBM with respect to capital structure;

         (c) PARTNERS shall seek to identify merger, acquisition, investment and similar joint ventures and/or business combination candidates and assist GOBM in the analysis and development of potential mergers, acquisitions, investments and/or joint ventures which GOBM may consider, and assist in effecting and completing same, if so directed;

         (d) PARTNERS shall act, generally, as financial public relations advisor, essentially acting as liaison between GOBM and its stockholders, as advisor and liaison with respect to existing and potential market makers, broker-dealers, underwriters and investors and as advisor with respect to the planning, design, development, organization, writing and distribution of communications and information, including but not limited to press releases, shareholder reports, company profiles and other documents;

         (e) PARTNERS shall consult with and advise GOBM with respect to shareholder meetings, interviews of GOBM'S officers by the financial media and interviews of GOBM'S officers by analysts, market makers, broker-dealers and other members of the financial community;

         (f) PARTNERS shall seek to make GOBM, its management, its products and services and its financial situation and prospects known to the various industries in which the Company and its subsidiaries operate, the financial press and publications, broker-dealers, mutual funds, institutional investors, market makers, analysts, investment advisors and other members of the financial community as well as the financial media and the public generally;

         (g) To the extent requested by GOBM, PARTNERS shall assist GOBM in securing funding, including through the exercise of warrants, options, and similar rights, issued or to be issued;

         (h) PARTNERS shall provide general business and financial consulting services as may be requested by the Board of Directors of GOBM.

         4. PERFORMANCE OF SERVICES

PARTNERS warrants and agrees:

         (a) That it will render the advisory and consulting services and assume its responsibilities under this Agreement in accordance with high professional standards and high levels of expertise; that the personnel assigned to perform services under this Agreement shall have the appropriate skills and expertise to efficiently perform such services; and that in carrying out its responsibilities under this Agreement, PARTNERS hereby assures GOBM that its actions and performance of services hereunder are and shall be conducted in compliance with all applicable laws, rules and regulations, including but not limited to federal and state securities laws; and PARTNERS shall disclose to any and all parties with whom it deals in accordance with this agreement on behalf of GOBM any and all of its interest in GOBM, whether direct, indirect, beneficial, contingent or otherwise;

         (b) GOBM shall have no responsibility for the acts and conduct of PARTNERS hereunder, or its failure to act, such as in the filing of reports, forms or disclosures, and PARTNERS hereby agrees that it shall defend, indemnify and hold GOBM (which term for this Section 4(b) includes GOBM'S officers, directors, agents, shareholders, attorneys and representatives) harmless for and against any and all liabilities, actions, claims, suits, proceedings, demands, investigations, including costs, expenses and


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counsel fees, incidental to the performance of services by PARTNERS hereunder or due to any failure of disclosure by PARTNERS to third parties as to its interest in GOBM or as to information concerning GOBM or its failure to comply with all applicable federal and state securities laws, exchanges' and commissions' rules and regulations; provided such indemnity shall not apply to the extent any such liability arises from or is substantially attributable to the actions, negligence act or material omission by GOBM;

         (c) That it shall not release any financial or other material information or data regarding GOBM without first providing same to and receiving prior approval of GOBM;

         (d) That it shall not conduct meetings with financial analysts, merger, acquisition, joint venture, other business combination or investment candidates, and potential and existing customers without informing and obtaining the approval of GOBM in advance of the proposed meeting with the format or agenda of such meeting and with complete copies of all reports and communications to be made available at any such meeting to be provided prior thereto to GOBM;

         (e) That it shall not release any information or data about GOBM to any pre-selected person or limited group of people or other entity, in the event PARTNERS is or should have been aware that such information is material and has not otherwise been generally released;

         (f) That it shall restrict or cease, as directed by GOBM, all public relations efforts, including all dissemination of information regarding GOBM immediately upon receipt of instructions to that effect from GOBM; and after notice by GOBM of a filing for a proposed public offering of its securities and during any period of restriction on publicity, PARTNERS shall not engage in any public relations efforts not in the normal course without written approval of securities counsel for GOBM and counsel for underwriters, if any;

         (g) PARTNERS shall not take any action which would in any way adversely affect the reputation, standing or prospects of GOBM or would cause GOBM to be in violation of applicable law;

         (h) That it shall promptly supply GOBM prior to their use or dissemination with complete copies of all stockholder reports and communications; with all data and information to be supplied to any financial analyst, broker-dealer, market maker, or other member of the financial community and with all brochures or other materials relating to GOBM, its operations, management, product, services, finances, proposals, properties, and the like. PARTNERS shall inform GOBM in advance in writing as to the persons or institutions to whom release of any of the foregoing information or communications are to be made.

         5. DUTIES OF GOBM

         GOBM shall provide PARTNERS, on a regular and timely basis, with all counsel approved data and information about it, its subsidiaries, its management, its products and services and its operations and shall advise PARTNERS of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph.

         GOBM shall promptly supply PARTNERS with full and complete copies of all filings with all federal and state securities agencies; with full and complete copies of all stockholder reports and communications; with all data and information supplied to any financial analyst, broker-dealer, market maker or other member of the financial community and with all brochures or other sales materials relating


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to its products or services. GOBM shall inform PARTNERS as to the persons or institutions to whom release of any of the foregoing information or communications have been made.

         6.  REPRESENTATION AND INDEMNIFICATION

         GOBM shall be deemed to have made a continuing representation of the accuracy of any and all material facts, information and data which it supplies to PARTNERS and acknowledges its awareness that PARTNERS will rely on such continuing representation in disseminating such information and otherwise performing its consulting functions. However, nothing herein is to be construed as alleviating PARTNERS' due diligence obligations; and provided further that all information provided by GOBM to PARTNERS that subsequently changes or is updated is construed as accurate at the time provided. Other than its knowledge of changes or updated materials, PARTNERS, in the absence of notice in writing from GOBM, will rely on the continuing accuracy of material, information and data. GOBM shall defend, indemnify and hold PARTNERS (which term for this Section 6 includes PARTNERS' officers, directors, agents, shareholders, attorneys and representatives) harmless for any and all liabilities, actions, claims, suits, proceedings, demands, investigations, including costs, expenses and counsel fees, incident to the providing to PARTNERS by GOBM of materially false facts, information or data concerning itself or its operations or omitting to provide such material facts, information or data that renders the disclosure false, misleading fraudulent; provided such indemnity shall not apply to the extent any liability arises from or is substantially attributable to a negligent act or material omission by PARTNERS.

         7. COMPENSATION

         a) For PARTNERS agreeing to be available to provide the services described hereunder, GOBM agrees to issue to PARTNERS 15,000,000 warrants to acquire 15,000,000 shares of GOBM common stock, at an exercise price of $0.10, in lieu of PARTNERS' normal monetary retainer fee and normal monthly monetary compensation. Said warrants are to be issued and are deemed earned upon execution of this Agreement. Said warrants shall expire five (5) years after the execution of this Agreement. The form of Warrant is attached hereto as Exhibit "A".

         b) In addition to the payments provided in subsection 7(a) hereof, PARTNERS shall be entitled to additional success fees in connection with any acquisitions, divestitures, financing and other similar transactions not so defined in subsection 7(a) above when consummated by GOBM in which PARTNERS has been involved for purposes of negotiation or evaluation on behalf of GOBM. Any transaction which is so initiated, notwithstanding consummation date, within two
(2) years of the termination of this Agreement shall be subject to this success fee, which success fee to be separately negotiated between the parties, and agreed to in writing via an instrument separate from this Agreement.

         c) As further inducement to PARTNERS to serve GOBM as provided in
Section 3 above, GOBM covenants and agrees that, as more fully set forth in Exhibit "A", GOBM shall immediately cause to be filed a Registration Statement under the Securities Act of 1933, as amended, registering the shares acquired via the warrant exercise. The aforementioned registrations will be at the expense of GOBM.

         8. EXPENSES

         PARTNERS is expected to incur reasonable out-of-pocket expenses, including telephone charges, for providing the services for GOBM as provided herein. Reimbursement for such expenses shall be subject to such reasonable budget previously approved by GOBM. Any anticipated significant


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expenses (significant encompasses any expenses exceeding $500.00) must be submitted to GOBM for prior written approval.

         For other expenses on behalf of GOBM other than out-of-pocket expenses, such as third party work (lay-outs, mark-ups, printing, art, photograph or graphics), for GOBM annual reports, interim shareholder reports, product brochures, press releases, and similar works, GOBM shall either pay such third-party vendors or reimburse PARTNERS if previously approved by GOBM as to the vendor and the work.

         9. RELATIONSHIP OF PARTIES

         PARTNERS is responsible for compensation of its agents, employees and representatives, as well as all applicable withholding therefrom and taxes thereon. This Agreement does not establish any partnership, joint venture or other business entity or association between the parties hereto and neither party is intended to have any interest in the business or property of the other except for the issuance of warrants to acquire shares by PARTNERS as set forth in Section 7 hereto. Except as expressly agreed herein neither party shall have the authority to obligate, commit or bind the other in any manner whatsoever, except that should PARTNERS desire to subcontract services, GOBM shall be notified in writing and approve of such subcontractor relationship before any services are rendered or compensation is assigned to subcontractor.

         10. DISCLOSURE OF INFORMATION

         PARTNERS acknowledges that, in and as a result of the Agreement, it will be making use of, acquiring and/or adding to confidential or proprietary information of a special and unique nature and value to GOBM, including, but not limited to, the nature and material terms of business opportunities and proposals available to GOBM, the names and addresses of GOBM customers and suppliers, operating procedures, methods and systems, financial records of GOBM and other information, data and documents now existing or later acquired by PARTNERS regardless of whether any such information, data or documents qualify as a "trade secret" under applicable federal or state laws (collectively, the "Confidential Information"). As a material inducement to GOBM to enter into this Agreement, and to pay to PARTNERS the compensation referred to in Section 7 hereof, along with other considerations provided herein, PARTNERS covenants and agrees that it shall not at any time during the term or following any termination of this Agreement, directly or indirectly, divulge or disclose or use for any purpose whatsoever (except for the sole and exclusive benefit of GOBM as reasonably required in connection with its duties to or as otherwise required by law), any Confidential Information which has been obtained by or disclosed to it as a result of this Agreement or its retention hereunder. In accordance with the foregoing, PARTNERS further agrees that it will at no time retain or remove from the premises of GOBM records of any kind or description whatsoever for any purpose whatsoever unless authorized by GOBM and will return all of the foregoing to GOBM upon GOBM'S request or upon any termination or expiration of this Agreement. In the event of a breach of threatened breach by PARTNERS of any of the provisions of this Section 11, GOBM, in addition to and not in limitation of any other rights, remedies or damages available to it at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by PARTNERS or its agents, partners, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with PARTNERS.

         11. TRANSFER OF INTEREST AND DUTIES.


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         The parties hereto agree that in the event GOBM is sold or merged with another corporation, then, and in that case, this Agreement may be assigned by GOBM to said merged or acquiring corporation, and PARTNERS hereby agrees to be bound by this Agreement even though GOBM shall be merged with another.

         12. APPLICABLE LAW; SEVERABILITY.

         This Agreement shall be governed by and construed pursuant to the laws of the State of New Jersey. If any terms or part of this Agreement shall be determined to be invalid, illegal or unenforceable in whole or in part, the validity of the remaining part of such term of the validity of any other term of this Agreement shall not in any way be affected. All provisions of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

         13. BINDING PROVISIONS AND PERFORMANCE.

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors in interest of any kind whatsoever, and all such parties agree to be bound by the provisions contained herein. Except as expressly provided herein, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party hereto.

         14. AMENDMENT.

         No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by the parties hereto.

         15. ENTIRE AGREEMENT.

         This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof.

         16. NOTICES.

         Any notice required or permitted to be given hereunder shall be in writing and shall be mailed by first-class pre-paid mail or otherwise delivered in person or by facsimile with hardcopy to follow by first-class pre-paid mail at the address of such party set forth in the preamble to this Agreement or to such other address or facsimile telephone number as the party shall have furnished in writing to the other party.

         17. WAIVER.

         Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term of any other term of this Agreement.

         IN WITNESS WHEREOF, the Consulting Agreement has been executed by the Parties as of the date first written above.



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/s/ Dwaine Reese                            /s/ Parrish B. Ketchmark
------------------------------              ------------------------------------
Dwaine Reese, Chairman                      Parrish B. Ketchmark, President
GOLD BOND RESOURCES, INC.                   PARRISH BRIAN PARTNERS, INC.



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